INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-2070 of L. Luria & Son, Inc. on Form S-8 of our report dated April 22, 1996, appearing in this Annual Report on Form 10-K of L. Luria & Son, Inc. for the year ended February 3, 1996.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida
April 30, 1996